Exhibit 99.1

Crexendo Reports Financial Results for the Third Quarter of 2018

PHOENIX, AZ—(Marketwired – November 6, 2018)

Crexendo, Inc. (OTCQX: CXDO), a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the third quarter of 2018.

Financial highlights:

For the three months ended September 30, 2018

Consolidated total revenue for the third quarter of 2018 increased 14% to $3.0 million compared to $2.6 million for the third quarter of 2017.

Consolidated service revenue for the third quarter of 2018 increased 20% to $2.7 million compared to $2.3 million for the third quarter of 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the third quarter of 2018 increased 26% to $2.5 million compared to $2.0 million for the third quarter of 2017.

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Web Services Segment service revenue for the third quarter of 2018 decreased 22% to $203,000, compared to $260,000 for the third quarter of 2017.

Consolidated product revenue for the third quarter of 2018 decreased 18% to $314,000 compared to $385,000 for the third quarter of 2017.

Consolidated operating expenses for the third quarter of 2018 increased 19% to $3.2 million compared to $2.7 million for the third quarter of 2017.

On a GAAP basis, the Company reported net loss of $(199,000) for the third quarter of 2018, or $(0.01) loss per diluted common share, compared to a net loss of $(190,000) or $(0.01) loss per diluted common share for the third quarter of 2017.

Non-GAAP net loss was $(12,000) for the third quarter of 2018, or breakeven per diluted common share, compared to Non-GAAP net income of $55,000 or breakeven per diluted common share for the third quarter of 2017.

EBITDA for the third quarter of 2018 was a $(167,000) loss compared to a $(28,000) loss for the third quarter of 2017. Adjusted EBITDA for the third quarter of 2018 was $2,000 compared to $61,000 for the third quarter of 2017.

For the nine months ended September 30, 2018

Consolidated total revenue for the nine months ended September 30, 2018 increased 19% to $8.8 million compared to $7.4 million for the nine months ended September 30, 2017.

Consolidated service revenue for the nine months ended September 30, 2018 increased 20% to $7.7 million compared to $6.4 million for the nine months ended September 30, 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the nine months ended September 30, 2018 increased 26% to $7.1 million compared to $5.6 million for the nine months ended September 30, 2017.

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Web Services Segment service revenue for the nine months ended September 30, 2018 decreased 21% to $636,000, compared to $806,000 for the nine months ended September 30, 2017.

Consolidated product revenue for the nine months ended September 30, 2018 increased 16% to $1.1 million compared to $967,000 for the nine months ended September 30, 2017.

Consolidated operating expenses for the nine months ended September 30, 2018 increased 11% to $9.0 million compared to $8.1 million for the nine months ended September 30, 2017.

On a GAAP basis, the Company reported a $(215,000) net loss for the nine months ended September 30, 2018, or $(0.02) loss per diluted common share, compared to a net loss of $(961,000) or $(0.07) loss per diluted common share for the nine months ended September 30, 2017.

Non-GAAP net income was $183,000 for the nine months ended September 30, 2018, or $0.01 per diluted common share, compared to a Non-GAAP net loss of $(171,000) or $(0.01) loss per diluted common share for the nine months ended September 30, 2017.

EBITDA for the nine months ended September 30, 2018 was a $(140,000) loss compared to a $(674,000) loss for nine months ended September 30, 2017. Adjusted EBITDA for the nine months ended September 30, 2018 was $204,000 compared to a $(155,000) loss for the nine months ended September 30, 2017.

Total cash, cash equivalents, and restricted cash at September 30, 2018 was $1.9 million compared to $1.4 million at December 31, 2017.

Operating activities provided $350,000 for the nine months ended September 30, 2018 compared to $177,000 provided for the nine months ended September 30, 2017. We used $(136,000) for investing activities for the nine months ended September 30, 2018 compared to $252,000 provided by investing activities for the nine months ended September 30, 2017. Financing activities provided $300,000 for the nine months ended September 30, 2018 compared to $159,000 provided for the nine months ended September 30, 2017.

Steven G. Mihaylo, Chief Executive Officer commented, “This was a positive quarter for us. We continue to have substantial year over year increases in our Cloud Telecommunications Segment (UCaaS) service revenue. UCaaS service revenue increased 26% for the third quarter of 2018 to $2.5 million compared to $2.0 million for the third quarter of 2017. This is a very positive metric and I think bodes well for future results. We also continue to have positive balance sheet momentum.”

“We did not reach GAAP profitability this quarter, however we believe this was due to one-time costs including certain changes we made to our sales team, which we believe will prove to be beneficial to our results in the future. In addition, we made a decision to expand channel sales and direct sales personnel, which we believe will be positive going forward.”

Mihaylo added, ”The actions we have taken has caused our costs to understandably increase as we invest in the business. We continue to do a good job of managing expenses. I believe we are on the right track as we continue to improve the business, the sales process and our marketing and services. I believe in Crexendo’s business and have high expectations for our future, particularly for 2019 and beyond.”

Conference Call

The Company is hosting a conference call today, November 6, 2018 at 5:30 PM EST. The dial-in number for domestic participants is 877-407-8031 and 201-689-8031 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until November 13, 2018 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 38073.

About Crexendo

Crexendo, Inc. (CXDO) is a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having a positive quarter including a substantial year over year increases in UCaaS service revenue; (ii) the 26% UCaaS service revenue being a very positive metric and bodes well for future results; (iii) continuing to have positive balance sheet momentum; (iv) one-time costs including certain changes we made to our sales team affecting results, with those changes proving to be beneficial to results in the future; (iv) the decision to expand channel sales and direct sales personnel proving to be very positive going forward; (v) actions causing costs to increase while continuing to do an good job of managing expenses; (vi) continuing to be on the right track while continuing to improve the business, the sales process, and marketing and services and (vii) continuing to firmly believe in the business and having high expectations for our future, particularly for 2019 and beyond..

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2017, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (In thousands, except par value and share data)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$1,796	$1,282
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $7
as of September 30, 2018 and $19 as of December 31, 2017	363	372
Contract assets	9	3
Inventories	293	131
Equipment financing receivables	70	116
Contract costs	374	379
Prepaid expenses	253	251
Income tax receivable	2	-
Other current assets	-	10
Total current assets	3,260	2,644

Long-term trade receivables, net of allowance for doubtful accounts
of $9 as of September 30, 2018 and $10 as of December 31, 2017	29	31
Long-term equipment financing receivables, net	128	58
Property and equipment, net	132	8
Intangible assets, net	185	239
Goodwill	272	272
Contract costs, net of current portion	351	364
Other long-term assets	107	121
Total assets	$4,464	$3,737

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$77	$79
Accrued expenses	1,254	961
Capital lease obligations	27	-
Notes payable	74	69
Contract liabilities	585	614
Total current liabilities	2,017	1,723

Contract liabilities, net of current portion	410	374
Capital lease obligations, net of current portion	123	-
Notes payable, net of current portion	-	10
Total liabilities	2,550	2,107

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,394,113 shares issued and outstanding as of September 30, 2018 and 14,287,556 shares issued and
outstanding as of December 31, 2017	14	14
Additional paid-in capital	61,059	60,560
Accumulated deficit	(59,159)	(58,944)
Total stockholders' equity	1,914	1,630

Total Liabilities and Stockholders' Equity	$4,464	$3,737

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Service revenue	$2,712	$2,259	$7,694	$6,407
Product revenue	314	385	1,117	967
Total revenue	3,026	2,644	8,811	7,374

Operating expenses:
Cost of service revenue	833	664	2,293	1,962
Cost of product revenue	161	151	549	383
Selling and marketing	910	735	2,506	2,081
General and administrative	1,101	954	3,080	3,134
Research and development	214	194	589	569
Total operating expenses	3,219	2,698	9,017	8,129

Loss from operations	(193)	(54)	(206)	(755)

Other income/(expense):
Interest income	1	3	5	8
Interest expense	(5)	(135)	(8)	(205)
Other income, net	6	4	9	7
Total other income/(expense), net	2	(128)	6	(190)

Loss before income tax	(191)	(182)	(200)	(945)

Income tax provision	(8)	(8)	(15)	(16)

Net loss	$(199)	$(190)	$(215)	$(961)

Net loss per common share:
Basic	$(0.01)	$(0.01)	$(0.02)	$(0.07)
Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.07)

Weighted-average common shares outstanding:
Basic	14,346,092	13,951,480	14,311,190	13,824,307
Diluted	14,346,092	13,951,480	14,311,190	13,824,307

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(215)	$(961)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	-	54
Depreciation and amortization	66	81
Non-cash interest expense	-	198
Share-based compensation	344	481
Amortization of deferred gain	-	(16)
Changes in assets and liabilities:
Trade receivables	11	(30)
Contract assets	(6)	(1)
Equipment financing receivables	(24)	93
Inventories	(162)	17
Contract costs	18	1
Prepaid expenses	(2)	191
Income tax payable	(2)	4
Other assets	24	14
Accounts payable and accrued expenses	291	(114)
Contract liabilities	7	165
Net cash provided by operating activities	350	177

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(136)	-
Sale of long-term investment	-	252
Net cash provided by/(used for) investing activities	(136)	252

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital lease obligations	154	-
Repayments made on capital lease obligations	(4)	-
Proceeds from notes payable	113	111
Repayments made on notes payable	(118)	(1,092)
Proceeds from exercise of options	155	1,140
Net cash provided by financing activities	300	159

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	514	588

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	1,382	719

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$1,896	$1,307

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(17)	$(12)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	-	109
Prepaid assets financed through notes payable	122	111
Property and equipment financed through capital lease obligations	129	-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Revenue:
Cloud telecommunications	$2,823	$2,384	$8,175	$6,568
Web services	203	260	636	806
Consolidated revenue	3,026	2,644	8,811	7,374

Income/(loss) from operations:
Cloud telecommunications	(284)	(196)	(528)	(1,132)
Web services	91	142	322	377
Total operating loss	(193)	(54)	(206)	(755)
Other income/(expense), net:
Cloud telecommunications	-	(122)	7	(184)
Web services	2	(6)	(1)	(6)
Total other income/(expense), net	2	(128)	6	(190)
Income/(loss) before income tax provision:
Cloud telecommunications	(284)	(318)	(521)	(1,316)
Web services	93	136	321	371
Loss before income tax provision	$(191)	$(182)	$(200)	$(945)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 6, 2018 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
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other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income/(Loss)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(199)	$(190)	$(215)	$(961)
Share-based compensation	169	89	344	481
Amortization of rent expense paid in stock, net of deferred gain	-	-	-	38
Amortization of intangible assets	18	24	54	73
Non-cash interest expense	-	132	-	198
Non-GAAP net income/(loss)	$(12)	$55	$183	$(171)

Non-GAAP net income/(loss) per common share:
Basic	$(0.00)	$0.00	$0.01	$(0.01)
Diluted	$(0.00)	$0.00	$0.01	$(0.01)

Weighted-average common shares outstanding:
Basic	14,346,092	13,951,480	14,311,190	13,824,307
Diluted	14,346,092	14,278,141	15,130,602	13,824,307

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(199)	$(190)	$(215)	$(961)
Depreciation and amortization	26	26	66	81
Interest expense	5	135	8	205
Interest and other income	(7)	(7)	(14)	(15)
Income tax provision	8	8	15	16
EBITDA	(167)	(28)	(140)	(674)
Share-based compensation	169	89	344	481
Amortization of rent expense paid in stock, net of deferred gain	-	-	-	38
Adjusted EBITDA	$2	$61	$204	$(155)